UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 6, 2008
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
(1) On October 6, 2008 the Registrant entered into a Product Supply Agreement (“PSA”) which is an amendment of a September 30, 2003 Contract Manufacturing Agreement with Martin Marietta Magnesia Specialties, LLC (“Martin Marietta”). Other than in respect of the PSA, there is no material relationship between the Registrant or its affiliates and Martin Marietta.
(2) The PSA is material to the Registrant in that it provides the Registrant with a stable supply from Martin Marietta of magnesium hydroxide products for the Registrant’s requirements in the United States and Canada until December 31, 2013. Magnesium hydroxide products are a significant component of the Registrants FUEL CHEM® programs which assist the Registrant’s customers in the reduction of boiler slagging and SO3 emissions.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     99.1 Press Release of October 6, 2008 issued by Fuel Tech, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

Date: October 9, 2008
	By:	/s/ John P. Graham John P. Graham
Chief Financial Officer,
Sr. Vice President and
Treasurer